Earnings Supplement Q1 2022

2 Q1 2022 Financial Highlights Q1 2022 (1) See reconciliation of GAAP to non-GAAP financial measures on page 7 (2) Defined as Adj. EBITDA, minus CAPEX, +/- change in contract assets Q1 2021 Revenue $50.1 million $44.0 million Adj. EBITDA1 $33.8 million $30.3 million Adj. Operating Cash Flow2 $39.1 million $22.4 million Total Certs 43,944 33,318

3 Well Defined Growth Plan Expand Core Business1 OEM Opportunity2 CECL Relief 3 4 6 5 Broaden Our Offerings Launch into New Channels Refinance Opportunities Near Term Growth Strategy Longer Term Growth Strategy ▪ Drive Loan Volume through Further Wallet-Share Increase and Customer Penetration ▪ Expansion of Lender Base ▪ Increase OEM Captive Penetration by Addressing Broader Credit Spectrum and Deployment of Subvention Capabilities ▪ Enhanced Value Proposition to Lenders Provided via CECL Relief ▪ Increased Profitability for Financial Institutions in Near Prime Auto ▪ Enhanced Focus on Refinance Program to Drive Additional Cert Volume ▪ Ease of Customer Access in Reduced Interaction Environment ▪ Expansion into Adjacent Asset Classes (e.g., leases) ▪ Establish Broader Auto Platform (e.g., hub and spoke) ▪ Prime Decisioning SaaS Solution ▪ Expansion into Other Consumer Asset Classes

4 ($1.7) $5.3 $6.2 $4.0 $7.8 $10.5 $9.5 $2.9 ($12.0) $0.7 ($1.5) $1.3 $1.1 $4.0 ($3.0) ($3.0) ($0.3) Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Understanding Changes in Contract Assets and Profit Share Revenue In LTM period on a net basis, ~108% of Changes in Contract Asset Estimates Driven by Realized Portfolio Performance as Opposed to Changes in Prospective Estimates Prospective Changes in Assumptions Realized Portfolio Performance ($ in millions) Change in Contract Asset Estimates and Profit Share Revenue: ($12.0) ($0.9) $3.8 $7.5 $5.1 $11.8 Covid Impact Lower than projected claims and severity of losses in historical periods drove positive changes to contract asset estimates that in turn drive strong near-term cash flows $7.5 $6.5 $2.6

5 Three Months Ended March 31, 2022 2021 Certs Credit Unions & Bank Certified Loans (Certs) 38,520 21,927 OEM Certs 5,424 11,391 Total Certs 43,944 33,318 Unit Economics Avg. Profit Share Revenue per Cert (1) 584$ 680$ Avg. Program Fee Revenue per Cert 449$ 448$ Originations Facilitated Loan Origination Volume ($ in 000) 1,182,567$ 780,341$ Average Loan Size 26,911 23,421 Channel Overview New Vehicle Certs as a % of Total 5.6% 15.9% Used Vehicle Certs as a % of Total 94.4% 84.1% Indirect Certs as a % of Total 45.8% 69.3% Direct Certs as a % of Total 14.4% 16.8% Refinance Certs as % of Total 39.8% 13.9% (1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was $2.6 million and $5.1 million, for the three months ended March 31, 2022 and 2021, respectively. Q1 2022 Key Performance Indicators

6 Q1 2022 Financial Update

7 Adjusted EBITDA 2022 2021 Net income 23,154$ 12,862$ Non-GAAP adjustments: Interest expense 803 3,289 Income tax expense 8,310 4,470 Depreciation and amortization expense 221 193 Share-based compensation 1,281 701 Loss on extinguishment of debt (1) - 8,778 Total adjustments 10,615 17,431 Adjusted EBITDA 33,769 30,293 Total revenue 50,068$ 44,008$ Adjusted EBITDA margin 67% 69% Adjusted operating cash flows (2) Adjusted EBITDA 33,769$ 30,293$ CAPEX (186) (3) Decrease (increase) in contract assets 5,504 (7,876) Adjusted operating cash flows 39,087$ 22,414$ Three Months Ended March 31, (1) Reflects unamortized deferred financing costs that were written off in connection with the refinancing of our Term Loan due 2027 on March 19, 2021. (2) Adjusted operating cash flow is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets. Reconciliation of GAAP to Non-GAAP Financial Measures ($ in 000)

8 Total Current Share Count Shares In millions Total Shares Outstanding May 5, 2022 126.2 Treasury Shares 2.0 Total Shares Issued 128.2